Exhibit 1
Form SB-2
Hardwood Doors & Milling Specialties, Inc.

                     Articles Of Incorporation
                                Of
                    AMERICAN OUTDOORSMAN, INC.

      WE,  THE  UNDERSIGNED natural persons of the age of eighteen
(18) years or more, acting as incorporators of a corporation under the Nevada Business Corporation Act, adopt the following Articles of Incorporation.

                             Article I
                               NAME

     The Name of the corporation is American Outdoorsman, Inc.

                            Article II
                             DURATION

     The duration of the corporation is perpetual.

                            Article III
                             PURPOSES

     The purpose or purposes for which this corporation is engaged are:

      (a) To acquire and manage sporting goods stores. Also, to acquire, develop, explore, and otherwise deal in and with all kinds of real and personal property and all related activities, and for any and all other lawful purposes.

       (b) To acquire by purchase, exchange, gift, bequest, subscription, or otherwise; and to hold, own, mortgage, pledge, hypothecate, sell, assign, transfer, exchange, or otherwise dispose of or deal in or with its own corporate securities or stock or other securities including, without limitations, any shares of stock, bonds, debentures, notes mortgages, or other obligations, and any certificates, receipts or other instruments representing rights or interests therein on any property or assets created or issued by any person, firm, associate, or corporation, or instrumentalities thereof; to make payment therefor in any lawful manner or to issue in exchange therefor in any lawful manner or to issue in exchange therefor its unreserved earned surplus for the purchase of its own shares, and to exercise as owner or holder of any securities, any and all rights, powers, and privileges in respect thereof.

      (c) To do each and everything necessary, suitable, or proper for the accomplishment of any of the purposes or the attainment of any one or more of the subjects herein enumerated, or which

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may,  at  any  time,  appear conducive to  or  expedient  for  the protection or benefit of this corporation, and to do said acts as fully and to the same extent as natural persons might, or could do in any part of the world as principals, agents, partners, trustees, or otherwise, either alone or in conjunction with any other person, association, or corporation.

     (d) The foregoing clauses shall be construed both as purposes and powers and shall not be held to limit or restrict in any manner the general powers of the corporation, and the enjoyment and exercise thereof, as conferred by the laws of the State of Nevada; and it is the intention that the purposes and powers specified in each of the paragraphs of this Article III shall be regarded as independent purposes and powers.

                            Articles IV
                               STOCK

      The aggregate number of shares which this corporation shall have authority to issue is 60,000,000 shares. 50,000,000 shares of Common Stock having a par value of $.001 per share and 10,000,000 shares of Preferred Stock having a par value of $.001 per share. Stock of the corporation shall be of two classes, common and preferred, and both shall be issued in such classes and have such rights, preferences and designations as determined by the Board of Directors of the Corporation. Fully-paid stock of this corporation shall not be liable to any further call or assessment.

                             Article V
                             AMENDMENT

      These Articles of Incorporation may be amended by the affirmative Vote of "a majority" of the shares entitled to vote on each such amendment.

                            Article VI
                        SHAREHOLDERS RIGHTS

      The authorized and treasury stock of this corporation may be issued at such time, upon such terms and conditions and for such consideration as the Board of Directors shall determine. Shareholders shall not have pre-emptive rights to acquire unissued shares of the stock of this corporation.

                            Article VII
                     INITIAL OFFICE AND AGENT

      The registered office of the Corporation in the State of Nevada is 3230 E. Flamingo Road, Suite 156, Las Vegas, NV 89121. The registered agent in charge thereof at such address is Gateway Enterprises, Inc.

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                           Article VIII
                             DIRECTORS

     The directors are hereby given the authority to do any act on behalf of the corporation by law and in each instance where the Business corporation act provides that the directors may act in certain instances where the Articles of Incorporation authorize such action by the directors, the directors are hereby given authority to act in such instances without specifically numerating such potential action or instance herein.


      The directors are specifically given the authority to mortgage or pledge any or all assets of the business with stockholders' approval.

      The number of directors constituting the initial Board of Directors of this corporation is one (1). The names and addresses of persons who are to serve as Directors until the first annual meeting of stockholders or until their successors are elected and qualify are:

NAME                ADDRESS

DAVID N. NEMELKA    897 SOUTH ARTISTIC CIRCLE
                    SPRINGVILLE, UTAH 84663

                            Articles IX
                           INCORPORATORS

The name and address of each incorporator is:

NAME                ADDRESS

DAVID N. NEMELKA    897 SOUTH ARTISTIC CIRCLE
                    SPRINGVILLE, UTAH 84663

                             Article X
       COMMON DIRECTORS - TRANSACTIONS BETWEEN CORPORATIONS

     No contract or other transaction between this corporation and any on or more of its directors or any other corporation, firm, association, or entity in which one or more of its directors or officers are financially interested, shall be either void or voidable because of such relationship or interest, or because such director or directors are present at the meeting of the Board of Directors, or a committee thereof, which authorizes, approves, or ratifies such contract or transaction, or because his or their votes are counted for such purpose if: (a) the fact of such relationship or interest is disclosed or known to the Board of Directors or committee which authorizes, approves, or ratifies the contract or transaction by vote or consent sufficient for the purpose without counting the votes or consents of such interested director; or (b) the fact of such relationship or interest is disclosed or known to the stockholders entitled to vote and they authorize, approve, or ratify such contract or transaction by vote or written consent, or (c) the contract or transaction is fair and reasonable to the corporation.

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      Common or interested directors may be counted in determining the presence of a quorum at a meeting of the Board of Directors or committee there of which authorizes, approves or ratifies such contract or transaction.

                            Article XI
                LIABILITY OF DIRECTORS AND OFFICERS


      No director or officer shall be personally liable to the Corporation or its stockholders for monetary damages for any breach of fiduciary duty by such person as a director or officer. Notwithstanding the foregoing sentence, a director or officer shall be liable to the extent provided by applicable law, 0) for acts or omissions which involve intentional misconduct, fraud or a knowing violation of law, or (ii) for the payment of dividends in violation of NRS 78.300.

      The provisions hereof shall not apply to or have any effect on the liability or alleged liability of any officer or director of the Corporation for or with respect to any acts or omissions of such person occurring prior to such amendment.

     Under penalties of perjury, I declare that these Articles of Incorporation have been examined by me and are, to the best of my knowledge and belief, true, correct and complete.

Dated this 18 day of October, 1994

                              /s/ DAVID N. NEMELKA

STATE OF UTAH  )
               )ss.
COUNTY OF      )

      On the 18 day of October, 1994, personally appeared before me, David N. Nemelka, who being by me first duly sworn, declared that they are the persons who signed the foregoing document as incorporators and that the statements therein contained are true.

     IN WITNESS THEREOF, I have hereunto set my hand and seal this 18th day of
October, 1994.

                                        /s/ NOTARY PUBLIC

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                     ARTICLES OF INCORPORATION
                       (Pursuant to NRS 78)
                          STATE OF NEVADA
                           Office of the
                        Secretary of State
                          Capital Complex
                     Carson City, Nevada 89710
                     Telephone (702) 687-5203
 IMPORTANT: Read instructions on reverse side of before completing this form.
                  TYPE OR PRINT (BLACK INK ONLY)

1.   Name of Corporation:          American Outdoorsman, Inc.
2.   Resident Agent: (designated resident agent and his Street
     Address in Nevada where process may be served)
     Name of Resident Agent:  Gateway Enterprises, Inc.
     Street Address:  3230 E. Flamingo Road, Suite 156, Las Vegas, 89121
3. Shares: (number of shares the corporation is authorized to issue) Number of shares with par value: 60,000,000 Par Value: $.001 Number of shares without par value: -0-
4.   Governing Board:  shall be styled as (check one)
     XX Directors  Trustees
     The FIRST BOARD OF DIRECTORS shall consist of ONE (1) members and the names and addresses are as follows:
     Name                          Address
     David N. Nemelka              897 South Artistic Circle,
                                   Springville, Utah 84663
5. Purpose: (optional - see reverse side): The purpose for the corporation shall be:

6.   Personal Liability (pursuant to NRS 78.037): Check one
     XX  Accept         Decline
     If you chose accept, please check one:  Limiting      XX Eliminating
     This provision eliminates or limits the personal liability of directors, officers or stockholders for damages for breach of fiduciary duty as a director or officer, but such provision must not eliminate or limit the liability of a director or officer for:
      (a) Acts or omissions which involve
           intentional misconduct, fraud or knowing violation of law; or
      (b) The payments of distributions in violation of NRS 78-300.
7. Other Matters: Any other matters to be included in these articles may be noted on separate pages and incorporated by reference herein as a part of these articles: Number of pages attached: Five (5).
8. Signatures of Incorporators: The names and addresses of each of the incorporators signing the articles: (signatures must be notarized)

/s/ David N. Nemelka
Address:  897 South Artistic Circle, Springville, Utah 84663

Subscribed and sworn to before me this 18th day of October, 1994.

/s/ Notary Public
    Certificate of Acceptance of Appointment of Resident Agent

I, Gateway Enterprises, Inc. hereby accept appointment as Resident Agent for the above named corporation
/s/ Signature of Resident Agent         Date: 10/18/94

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